AGREEMENT TO PROVIDE
                        ACCOUNTING AND AUDITING SERVICES
                                       AND
                    RURAL HEATHCARE PROVIDER NETWORK SERVICES



           THIS AGREEMENT (the "Agreement") made this 1st day of May 1996, by and between CCA Acquisition I, Inc. (hereinafter called "Provider") and Buchanan/SCC, Inc. d/b/a Countryside Nursing Home (hereinafter called "Owner").

                                   WITNESSETH

           Owner and Provider agree that Provider shall provide Countryside Nursing Home in Buchanan, Georgia (hereinafter referred to as the "Center") a long term care facility owned and operated by Owner, the following auditing and accounting services on the following terms and conditions:

                                   SECTION ONE
                         PROVIDER DUTIES AND OBLIGATIONS

           1.01 SERVICES PROVIDED: During the term of this Agreement, Provider shall provide the following auditing and accounting services to the Owner:

           (a) Provider shall audit proper coding of the subsidiary accounts payable by the Center's bookkeepers.

           (b) Provider shall examine all invoices for comparison against the Center's financial statements and audit periodic vendor amounts due and goods and services provided for any given statement period.

           (c) Provider shall prepare a schedule of all accounts payable invoices.



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           (d) Provider  shall batch  accounts  payable  invoices for electronic data processing into budgeted categories, consistent with departmental budgeting submitted to provider by Center's bookkeeper.

           (e) Provider shall keypunch all accounts payable invoices for electronic data processing.

           (f)  Provider  shall  generate  and  balance  the  accounts   payable
subsidiary ledger for the Center for each accounting period.

           (g) Provider shall generate a comparative budget report relating to the accounts payable ledger for the administration and all departmental supervisors.

           (h) Provider shall audit deposits of the Center.

           (i) Provider shall categorize deposits by payment status.

           (j) Provider shall keypunch for electronic data processing all deposit information.

           (k) Provider shall audit all deposits with bank statements.

           (l) Provider shall audit all of the Center's bank accounts.

           (m) Provider shall generate an accounts receivable report with an aging analysis by payment category.

           (n) Provider shall assist Center's bookkeeper with billings in a timely manner.

           (o) Provider shall examine all billings of Center to assure accuracy.

           (p) Provider shall prepare a monthly trial balance and edit schedule for the entire chart of accounts.

           (q) Provider shall prepare the monthly and year to date profit and loss statements for the Center with budget comparisons.

           (r) Provider shall prepare the monthly and year end balance sheet for the Center.



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           (s)  Provider  shall  prepare a  schedule  of  changes  in  financial condition for the Center.

           (t) Provider shall prepare a monthly cash flow analysis with a sources and uses analysis.

           (u) Provider shall assist in providing information for audits by governmental agencies (Medicare/Medicaid).

           (v) Provider shall assist in preparing the cost reports for Center including conversion of financial statement information to cost reporting forms.

           (w) Provider shall prepare all accounting information, including but not limited to operational summaries, projections and cash flow statements for submission to prospective purchasers or lessees, if any.

           (x) Provider shall assist in preparing all reports (to include payroll tax returns, unemployment tax returns and any other quarterly/annual returns) for any and all Federal, state, and any other reporting authorities.

           1.02 REPORTS TO OWNER: Provider shall prepare and deliver to Owner monthly financial statements (unaudited) containing a balance sheet and statement of income and expenses in reasonable detail, and such monthly financial statements shall be delivered to Owner within twenty-five (25) days after the close of each calendar month.

           1.03 ACCESS TO FINANCIAL BOOKS AND RECORDS: The financial books and records for the Center shall be maintained at the Provider's office and copies shall be maintained at the Center. Provider shall promptly respond to any questions of Owner with respect to such books and records.

           1.04 LICENSES: Neither Owner nor Provider shall knowingly take any action which may (1) cause any governmental authority having jurisdiction over the operation of similar centers to institute any proceeding for the rescission or revocation of any necessary license, permit, consent or approval,



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or (2) adversely  affect  Owner's  right to accept  and  obtain  payments  under
Medicare, Medicaid, Blue Cross or any other public or private medical payment program.

           1.05 TAXES: Any taxes or other governmental obligations properly imposed on the Center are the obligations of the Owner, not of Provider, and shall be paid out of the Operating Accounts of the Center.

           1.06 USE OF PROVIDER'S PERSONNEL: Provider and/or its designee shall visit the Center as often as it deems necessary but not less than twice each month unless mutually agreed by Owner and Provider. The time of such visits shall not be changed to Owner, but out-of-pocket expenses arising from travel and lodging connected with such visits shall be paid weekly out of the Center's Operating Accounts as an expense of the Center.

                                   SECTION TWO
                              TERM AND TERMINATION

           2.01 TERM: This Agreement shall be treated as effective from May 1, 1996 and terminate on July 31, 2004 unless otherwise terminated by mutual consent of the parties or as otherwise outlined herein.

           2.02 TERMINATION:

           (a) If either party shall apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or of a substantial part of its assets, file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be imminent in any court of competent jurisdiction, on an application of a creditor, potentially adjudicating said party a bankrupt or insolvent or approving a petition seeking



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reorganization of said party or appointment a receiver, trustee or liquidator of said party or of all or a substantial part of its assets, then in case of any such event, the term of this Agreement shall expire, at the other party's option, on five (5) days written notice.

           (b) If Owner or Provider shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement required to be kept, observed, or performed by it, and such default shall continue for a period of thirty (30) days, or ten (10) days in the case of a failure to pay fees under this Agreement, after notice thereof by one to the other, then in case of any such event and upon the expiration of any period of grace applicable thereto, the term of this Agreement shall expire, at the option of the party against whom such default is contended, on five (5) days written notice to the other party.

                                  SECTION THREE
               RURAL HEALTHCARE PROVIDER NETWORK SERVICES AND FEES

           3.01 SERVICES: The Provider is recognized to have the ability to provide a Rural Healthcare Network that will enhance the ability of the Center to provide services and continue to meet its debt service requirements. The Provider is therefore engaged to provide any and all services necessary to establish a Rural HealthCare Network in Buchanan, Georgia. A partial list of the services to be included is on Exhibit A.

           3.02. COMPENSATION: In exchange for the services to be provided, the Provider will be entitled to $5,000.00 per month; provided however that any such fees shall accrue and not be due or payable unless and until revenues generated by the Center exceed all expenses of the Center including, but not limited to lease payments, debt service, operating and administrative expenses and the fees due hereunder. To the extent that during the term of this Agreement all such expenses exceed the



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revenues  generated  by  the  Center,  Provider  shall  absorb  such  excess  by contributing cash to the Center on a monthly basis as needed to meet expenses as they are incurred.

                                  SECTION FOUR
                                  MISCELLANEOUS

           4.01 ASSIGNMENT BY PROVIDER: Provider may not assign its rights and/or obligations under this Agreement without the prior written consent of Owner.

           4.01 ASSIGNMENT BY OWNER: Owner may assign its right or obligations under this Agreement without the consent of Provider.

           4.03 BINDING ON SUCCESSORS AND ASSIGNS: The terms, covenants, conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

           4.04 NEGATION OF PARTNERSHIP, JOINT VENTURE AND AGENCY: The relationship of Provider to Owner under this Agreement is that of an independent contractor, not that of an agent, and nothing contained herein shall be construed to create a relationship of agency between Provider and Owner. Nothing herein shall be construed to the effect that Provider is Manager of the Center or in charge of the day to day operations of the Center, all of which responsibilities are Owner's.

           4.05 NOTICES: All notices hereunder by either party to the other shall be in writing. All notices, demands and requests shall be deemed given when mailed, postage prepaid, registered, or certified mail return receipt requested; or when sent by telecopier with evidence of confirmation as follows:

           (a)       To Owner, by addressing the same to:
                     Buchanan/SCC, Inc.
                     5 Concourse Parkway



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                     Suite 3100
                     Atlanta, Georgia 30328
                     Fax No. (770) 804-5867

                     with a copy to:

                     Marc L. Peterzell, Esq.
                     Arnall Golden & Gregory
                     1201 West Peachtree Street
                     2800 One Atlantic Center
                     Atlanta, Georgia 30309-3450
                     Fax No. (404) 873-8663

           (b)       To Provider, by addressing the same to:

                     Community Care of America, Inc.
                     3050 N. Horseshoe Drive, Suite 260
                     Naples, Florida 33942
                     Attention:  William J. Krystopowicz
                     Fax No. (941) 261-5624

                     with a copy to:

                     Blass & Driggs
                     461 Fifth Avenue
                     New York, New York 10017
                     Attention:  Michael S. Blass, Esq.
                     Fax No. (212) 447-5429

or to such other address or telecopier number or to such other person as may be designated by notice given from time to time during the term by one party to the other.

           4.06 ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties hereto, and no representation or agreements, oral or otherwise, between the parties not embodies herein or attached hereto shall be of any force and effect. Any additions or amendments to this Agreement subsequent hereto shall be of no force and effect unless in writing and signed by the parties hereto.



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           4.07 GOVERNING LAW: This agreement has been executed and delivered in the State of Georgia, and all the terms and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws thereof.

           4.08 CAPTIONS AND HEADINGS: The captions and headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Agreement nor in any way affect this agreement.

           4.09 NONASSUMPTION OF LIABILITIES: Provider shall not, by entering into and performing this Agreement, become liable for any of the existing liabilities or debts of Owner.

           4.10  RESPONSIBILITY  FOR  MISCONDUCT OF EMPLOYEES AND OTHER PERSONS:
Provider will have no liability whatsoever for damages suffered on account of the dishonesty, willful misconduct or negligence of any employee of the Center or Owner. Provider shall be liable to the Center in connection with damage or loss directly sustained by it by reason of the dishonesty, willful misconduct or negligence of Provider's employees in the course of providing the services outlined herein.

           4.11 AUTHORIZATION OF AGREEMENT: Provider and Owner represent and warrant, each to the other, (i) that this Agreement has been duly authorized by the respective Boards of Directors of Owner and Provider; (ii) that this Agreement constitutes a valid and enforceable obligation of Provider and Owner in accordance with its terms; and (iii) that the Provider has the authority to enter into this Agreement.



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           4.12 Notwithstanding  anything to the contrary herein, this agreement does not constitute an agreement to provide general management or readmission policy and planning procedures or functions as the same are defined by the reimbursement regulations of the State of Georgia. Therefore, it is expressly understood and agreed that day-to-day operations and administration of policy and planning of the Center, including but not limited to, development and implementation of policies and procedures for the Center shall be the sole and exclusive responsibility of the Center's administrator and Owner. Provider shall have no implied supervision or control over the Center, its employees or Owner as a result of or incident to this Agreement.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement, the day and year first above written.

                                        BUCHANAN/SCC, INC.

                                        By: /s/ Michael Himmelstein
                                           ---------------------------------
                                             Michael Himmelstein


                                        CCA ACQUISITION I, INC.

                                        By: /s/ William J. Krystopowicz
                                           ---------------------------------
                                             William J. Krystopowicz


           In consideration for Buchanan/SCC, Inc. giving CCA ACQUISITION I, INC. the opportunity to provide accounting and auditing services to the Center and to operate a rural healthcare provider network, the undersigned hereby unconditionally guarantees each and every obligation of CCA ACQUISITION I, INC. in the above Agreement.


                                        COMMUNITY CARE OF AMERICA, INC.


                                        By: /s/ William J. Krystopowicz
                                           ---------------------------------
                                             William J. Krystopowicz


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                                    EXHIBIT A
                                    ---------

                                Physical Therapy
                              Occupational Therapy
                                 Speech Therapy
                                Dementia Therapy
                                Infusion Therapy
                               Respiratory Therapy
                                  Hospice Care
                                  Respite Care
                       Extensive Rehab Restorative Program
                                   Wound Care
                                Tracheotomy Care
                     Post Stroke & Hip Replacement Treatment
                              Antibiotic Treatment
                               Enteral Feeding/IV
                            Urological & Ostomy Care